EXHIBIT 99.1

Broadridge Completes Acquisition of DST's North American Customer Communications Business

LAKE SUCCESS, N.Y. – July 1, 2016 – Broadridge Financial Solutions, Inc. (NYSE:BR) today announced it has completed its previously-announced acquisition of the North American Customer Communications ("NACC") business of DST Systems, Inc. (NYSE:DST) for $410 million in cash, subject to post-closing adjustments.

The NACC business will be renamed Broadridge Customer Communications and integrated into Broadridge's Investor Communication Solutions segment. The combination creates North America's premier customer communications technology platform, further enhancing Broadridge's position as a leading provider of multi-channel communications.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and other corporations. Broadridge's investor and customer communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America and processes on average $5 trillion in equity and fixed income trades per day. Broadridge employs more than 9,000 full-time associates in 14 countries.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “2015 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2015 Annual Report.

These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
Contact Information
Investors:                                        Media:
Edings Thibault                                Kate McGann
Head of Investor Relations                   Director, Corporate Communications
(516) 472-5129                                 (212) 981-1395
edings.thibault@broadridge.com            katherine.mcgann@broadridge.com